Exhibit 99.1

FOR IMMEDIATE RELEASE

IMPAC Medical Systems

Kendra A. Borrego, CFO

(650) 623-8800

ir@impac.com

IMPAC MEDICAL SYSTEMS, INC.

ANNOUNCES THIRD QUARTER AND PRELIMINARY FISCAL 2004 RESULTS

AND FILING OF RESTATED QUARTERLY FINANCIAL STATEMENTS

MOUNTAIN VIEW, CA, November 19, 2004 –IMPAC Medical Systems, Inc. (NASDAQ:IMPCE), a leading provider of information technology solutions for cancer care, announced today its third quarter and preliminary fiscal 2004 results. The Company also announced that it filed Forms 10-Q/A for the quarters ended December 31, 2003 and March 31, 2004 with the Securities and Exchange Commission.

The amendments to the Company’s Forms 10-Q filed today complete the Company’s restatement of its financial results relating to a particular aspect of the Company’s application of Statement of Position (SOP) 97-2 “Software Revenue Recognition” with respect to the concept of constructive cancellation of undelivered elements in multiple element arrangements.

Preliminary Unaudited Results for Fiscal 2004

Highlights for fiscal 2004 include:

•	Net sales increased 22.3% to $69.0 million in fiscal 2004 compared with $56.4 million for fiscal 2003.

•	Backlog increased 25.9% to $83.6 million in fiscal 2004 compared to $66.4 million for fiscal 2003 and increased 11.0%, or $8.3 million, in comparison to the third fiscal quarter.

•	Operating cash flow increased 2.9% to $14.0 million in fiscal 2004 compared to $13.6 million for fiscal 2003.

•	Operating cash flow increased to $10.9 million in the fourth quarter of fiscal 2004 compared to $2.9 million in the third quarter of fiscal 2004 and $7.3 million in the fourth quarter of fiscal 2003.

•	Diluted net income per share is estimated between $0.39 to $0.41 per share for fiscal 2004 as compared to $0.40 per share for fiscal 2003.

•	Cash and cash equivalents and available-for-sale securities at the end of fiscal 2004 was $58.3 million.

These fiscal 2004 results are preliminary and subject to change pending the completion of the fiscal 2004 audit by the Company’s independent registered public accounting firm. Accordingly, the above results may differ from what the Company eventually files in its Form 10-K for the fiscal year ended September 30, 2004.

“We faced several challenges in fiscal 2004, including our restatements, reimbursement concerns, market uncertainty due to a new generation of treatment devices, and bundling by our competitors. Those challenges notwithstanding, we still achieved respectable sales growth and, more importantly, generated better than anticipated cash flow,” said Joseph K. Jachinowski, Chairman and Chief Executive Officer of IMPAC. “Our backlog attained a new high and our sales pipelines remain strong. We also believe that some of the adverse factors we have faced in the last nine months have begun to turn around, including encouraging reimbursement news, mitigation of bundling, and significant progress on integrating the new treatment devices. Additionally, we are encouraged about our progress in both the domestic medical oncology market as well as in international markets,” stated Jachinowski.

Results for Third Quarter of Fiscal 2004

Highlights for the third quarter of fiscal 2004 include:

•	Net sales increased 12.9% to $19.3 million in the third quarter of fiscal 2004 compared with $17.1 million for the same period in fiscal 2003.

•	Net sales increased 24.7% to $50.3 million in the nine months ended June 30, 2004 compared with $40.3 million for the same period in fiscal 2003.

•	Backlog increased 43.1% to $75.3 million in the third quarter of fiscal 2004 compared to $52.7 million for the same period in fiscal 2003 and decreased 5.8%, or $4.7 million, in comparison to the second fiscal quarter.

•	Operating cash flow decreased 51.2% to $3.1 million for the nine months ended June 30, 2004 compared to $6.3 million for the same period in fiscal 2003.

•	Diluted net income per share decreased to $0.16 per share for the third quarter of fiscal 2004 from $0.29 per share for the same period in fiscal 2003.

•	Net income decreased 26.8% to $3.2 million in the nine months ended June 30, 2004 from $4.3 million for the same period in fiscal 2003.

•	Cash and cash equivalents and available-for-sale securities at the end of the third quarter of fiscal 2004 was $47.5 million.

Filing of Amended Quarterly Financial Results

As previously announced, the Company has restated its previously filed Forms 10-Q for the quarters ended December 31, 2003 and March 31, 2004 to conform certain of its revenue recognition policies to SOP 97-2. The restatement relates to a particular aspect of the Company’s application of SOP 97-2 with respect to the concept of constructive cancellation of undelivered elements in multiple element arrangements.

As a result of the restatement, some previously recognized revenues have been shifted to earlier or later quarters (resulting in a change to previously reported deferred revenue) and others have been reclassified to deferred revenue at March 31, 2004 and will be recognized in periods subsequent to March 31, 2004 in accordance with SOP 97-2. In addition, certain previously deferred revenues and related deferred costs have been recognized as revenue and expenses in the restatement period. A summary of the significant effects of the restatement is attached to this press release.

The restatement did not impact any customer receipts, and the change in revenue recognition policy did not change the previously reported total cash flows from operations. However, in connection with the restatement, we have reclassified certain amounts from cash flows from investing activities to cash flows from operating activities. In addition, the review leading to the restatement produced no evidence indicating any fraudulent behavior or intent to mislead investors.

Nasdaq Appeal Status

As previously announced, the Nasdaq Listing Qualifications Panel determined to continue the listing of IMPAC’s common stock on The Nasdaq National Market subject to the requirement that Company file its restated Forms 10-Q/A for the first and second quarters of fiscal 2004 and Form 10-Q for the third quarter of fiscal 2004 by December 3, 2004, as IMPAC requested. As a result of its filings today, the Company is now in compliance with its SEC reporting obligations. The fifth character “E” will remain appended to IMPAC’s ticker symbol pending a determination by the Nasdaq Listing Qualifications Panel that IMPAC has remedied its filing delinquency and evidenced compliance with all other requirements for continued listing on The Nasdaq National Market.

Conference Call Scheduled

A conference call will be held, Monday, November 22, 2004 at 5:30 AM (PT) / 8:30 AM (ET) to discuss operating results for the third quarter of fiscal 2004 and preliminary results for fiscal 2004. Individuals are invited to listen to the call by dialing 1-800-659-2032. International callers can dial 1-617-614-2712. The PIN number, 97811857, is the same for both domestic and international participants. Dial in approximately ten minutes prior to the scheduled teleconference time. The conference call can also be accessed live over the Internet through the IMPAC website, www.impac.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay on the Company website will be available for two weeks after the original broadcast.

About IMPAC Medical Systems

IMPAC Medical Systems, Inc. is a leading provider of oncology IT solutions that streamline both clinical and business operations to help improve the process of delivering quality patient care. With systems designed for anatomic pathology, medical oncology, radiation oncology, imaging, clinical laboratory, and cancer registry, IMPAC supports the entire team of healthcare professionals who contribute to the care of the cancer patient. Supporting more than 2500 installations worldwide, IMPAC provides practical solutions that deliver better overall communication, process efficiency and quality patient care. For more information about IMPAC’s products or services, please call 888-GO-IMPAC or visit www.impac.com.

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding the Company’s review of its revenue recognition policies and the estimated impact of the proposed financial restatement of previously report results, possible delisting from The NASDAQ Stock Market, business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability. All forward looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the Company’s ability to expand outside the radiation oncology market or expand into international markets, our inability to recognize revenue from multiple element software contracts where certain elements have been delivered, installed and accepted but other elements remain undelivered, lost sales or lower sales prices due to competitive pressures, the ability to integrate its products successfully with related products and systems in the medical services industry, reliance on distributors and manufacturers of oncology equipment to market its products, changes in Medicare reimbursement policies, the integration and performance of acquired businesses, and other factors and risks discussed in the 10-K/A and other reports filed by the Company from time to time with the Securities and Exchange Commission.

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	June 30, 2004	September 30, 2003
		Restated

Assets
Current assets:
Cash and cash equivalents	$41,242	$57,979
Available-for-sale securities	2,600	7,052
Accounts receivable, net	21,298	12,100
Unbilled accounts receivable	603	—
Inventories	95	66
Deferred income taxes, net	7,079	6,400
Income tax refund receivable	—	339
Prepaid expenses and other current assets	5,245	4,691

Total current assets	78,162	88,627
Available-for-sale securities	3,688	2,719
Property and equipment, net	4,604	3,573
Deferred income taxes	861	883
Goodwill	15,351	1,227
Other intangible assets, net	8,276	918
Other assets	482	459

Total assets	$111,421	$98,406

Liabilities, Common Stock Subject to Rescission Rights and Stockholders’ Equity
Current liabilities:
Capital lease obligations, current	$1	$74
Accounts payable	275	864
Accrued liabilities	2,984	4,758
Income taxes payable	1,928	2,353
Deferred revenue	38,156	27,552
Customer deposits, current	10,518	10,864

Total current liabilities	53,862	46,465
Customer deposits, net of current portion	284	232
Deferred revenue, net of current portion	62	—
Capital lease obligations, net of current portion	—	41

Total liabilities	54,208	46,738

Common stock subject to rescission rights	—	98

Stockholders’ equity:
Preferred stock	—	—
Common stock	10	10
Additional paid-in capital	50,307	47,792
Accumulated other comprehensive loss	(50)	(16)
Retained earnings	6,946	3,784

Total stockholders’ equity	57,213	51,570

Total liabilities, common stock subject to rescission rights and stockholders’ equity	$111,421	$98,406

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(In thousands, except per share data)	2004	2003	2004	2003
		Restated		Restated
Net sales:
Software license and other, net	$11,476	$11,802	$29,308	$25,852
Maintenance and services	7,859	5,317	20,982	14,489

Total net sales	19,335	17,119	50,290	40,341

Cost of sales:
Software license and other, net	3,815	2,893	10,276	7,208
Maintenance and services	2,643	1,919	7,358	5,294
Amortization of purchased technology	382	35	833	192

Total cost of sales	6,840	4,847	18,467	12,694

Gross profit	12,495	12,272	21,823	27,647

Operating expenses:
Research and development	3,117	2,620	8,557	7,090
Sales and marketing	5,085	3,812	13,010	10,272
General and administrative	1,781	1,439	4,875	3,978
Amortization of intangible assets	199	35	449	83
Write-off of purchased in-process research and development	—	—	557	—

Total operating expenses	10,182	7,906	27,448	21,423

Operating income	2,313	4,366	4,375	6,224

Interest expense	—	(4)	(4)	(15)
Interest and other income	95	150	347	376

Income before provision for income taxes	2,408	4,512	4,718	6,585
Provision for income taxes	(794)	(1,553)	(1,556)	(2,267)

Net income	1,614	2,959	3,162	4,318
Accretion of redeemable convertible preferred stock	—	—	—	(2,229)

Net income available to common stockholders	$1,614	$2,959	$3,162	$2,089

Net income per common share:
Basic	$0.16	$0.31	$0.32	$0.24

Diluted	$0.16	$0.29	$0.31	$0.22

Weighted-average shares used in computing net income per common share:
Basic	9,903	9,526	9,841	8,771

Diluted	10,275	10,050	10,280	9,581

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30,
(In thousands)	2004	2003
		Restated
Cash flows from operating activities:
Net income	$3,162	$4,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,490	1,239
Amortization of intangible assets	1,282	275
Accretion of available-for-sale securities	98	—
Write-off of purchased in-process research and development	557	—
Provision for doubtful accounts	100	107
Deferred income taxes	(678)	295
Loss on disposal of property and equipment	—	92
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(7,686)	(4,120)
Unbilled accounts receivable	422	—
Inventories	(29)	2
Prepaid expenses and other current assets	(537)	157
Other assets	14	(116)
Customer deposits	(295)	(325)
Accounts payable	(593)	413
Accrued liabilities	(1,775)	(494)
Income tax payable/refund receivable	(86)	(1,454)
Deferred revenue	6,957	5,893
Tax benefits from employee stock options	662	—

Net cash provided by operating activities	3,065	6,282

Cash flows from investing activities:
Acquisition of property and equipment	(2,206)	(1,828)
Proceeds from disposal of property and equipment	—	94
Payments for the acquisition of Tamtron and MRS product lines	(22,507)	—
Purchases of available-for-sale securities	(1,076)	(26,622)
Proceeds from sales of available-for-sale securities	100	27,261
Proceeds from maturities of available-for-sale securities	4,295	66

Net cash used in investing activities	(21,394)	(1,029)

Cash flows from financing activities:
Principal payments on capital leases	(194)	(48)
Proceeds from the issuance of common stock, net	1,756	29,005

Net cash provided by financing activities	1,562	28,957

Effect of exchange rates on cash	30	(40)
Net increase (decrease) in cash and cash equivalents	(16,737)	34,210
Cash and cash equivalents at beginning of period	57,979	23,432

Cash and cash equivalents at end of period	$41,242	$57,602

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL RESTATEMENT INFORMATION

(Unaudited)

	Three Months Ended December 31,
	2003			2002
	As Reported	Restated	Net Change	As Reported	Restated	Net Change
	(in thousands except per share data)
Consolidated Statements of Operations Data:
Net sales	$14,391	$15,432	$1,041	$11,160	$10,952	$(208)
Gross profit	9,258	10,169	911	7,465	7,177	(288)
Operating income	907	1,950	1,043	979	776	(203)
Net income	684	1,404	720	687	559	(128)
Net income (loss) available to common stockholders	684	1,404	720	(1,542)	(1,670)	(128)
Net income (loss) per common share:
Basic	$0.07	$0.14	$0.07	$(0.21)	$(0.22)	$(0.01)
Diluted	$0.07	$0.14	$0.07	$(0.21)	$(0.22)	$(0.01)

	Three Months Ended March 31,
	2004			2003
	As Reported	Restated	Net Change	As Reported	Restated	Net Change
	(in thousands except per share data)
Consolidated Statements of Operations Data:
Net sales	$15,432	$15,523	$91	$12,690	$12,270	$(420)
Gross profit	9,471	9,159	(312)	8,653	8,200	(453)
Operating income	161	112	(49)	1,440	1,083	(357)
Net income	170	144	(26)	1,027	801	(226)
Net income available to common stockholders	170	144	(26)	1,027	801	(226)
Net income per common share:
Basic	$0.02	$0.01	$(0.01)	$0.11	$0.09	$(0.02)
Diluted	$0.02	$0.01	$(0.01)	$0.10	$0.08	$(0.02)

	Six Months Ended March 31,
	2004			2003
	As Reported	Restated	Net Change	As Reported	Restated	Net Change
	(in thousands except per share data)
Consolidated Statements of Operations Data:
Net sales	$29,823	$30,955	$1,132	$23,850	$23,221	$(629)
Gross profit	18,729	19,328	599	16,118	15,375	(743)
Operating income	1,068	2,062	994	2,419	1,858	(561)
Net income	854	1,548	694	1,714	1,359	(355)
Net income (loss) available to common stockholders	854	1,548	694	(515)	(870)	(355)
Net income (loss) per common share:
Basic	$0.09	$0.16	$0.07	$(0.06)	$(0.10)	$(0.04)
Diluted	$0.08	$0.15	$0.07	$(0.06)	$(0.10)	$(0.04)

	As of March 31, 2004			As of December 31, 2003
	As Reported	Restated	Net Change	As Reported	Restated	Net Change
	(in thousands except per share data)
Consolidated Balance Sheets Data:
Prepaid expenses and other current assets	$5,809	$5,695	$(114)	$4,905	$4,824	$(81)
Deferred income tax assets, net	8,082	7,592	(490)	8,082	7,606	(476)
Goodwill	14,959	15,532	573	13,760	14,333	573
Deferred revenue	36,343	35,684	(659)	32,694	32,126	(568)
Retained earnings	4,668	5,332	664	4,496	5,188	692